Exhibit 99.2

WINDSORTECH, INC.

ACTION BY UNANIMOUS CONSENT OF DIRECTORS

The undersigned, being all the Directors of WindsorTech, Inc., a Delaware Corporation, by unanimous consent in accordance with the General Corporation Law of the State of Delaware and the Amended and Restated By-Laws of the Corporation, hereby consent to the resolutions set forth herein as if the same had been duly adopted at a meeting of the Directors.

WHEREAS, the Corporation has determined that Geoffrey A. Smith should be appointed as director of the Corporation in order to fill a vacancy created by expansion of the Board of Directors

NOW THEREFORE BE IT

RESOLVED that Geoffrey A. Smith is hereby appointed as a director of the Corporation for a term that shall extend until the next Annual Meeting of the Corporation’s shareholders.

IN WITNESS WHEREFORE, the undersigned directors of the Corporation have executed this consent as of the12th day of September 2005.

/S/ Marc Sherman	/S/ Edward L. Cummings
Marc Sherman	Edward L. Cummings

/S/ Seth A. Grossman	/S/ R. Keith Elliott
Seth A. Grossman	R. Keith Elliott

/S/ Robert W. VanHellemont	/S/ John F. Cunningham
Robert W. VanHellemont	John F. Cunningham